                                                                    Exhibit 10.3


                                                          Agreement No._________

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                            DEVELOPMENT AGREEMENT


      THIS DEVELOPMENT AGREEMENT, dated as of October 6, 2000, (hereinafter referred to as "Agreement"), is entered into between SRI International, a California nonprofit public benefit corporation ("SRI"), having a place of business located at 333 Ravenswood Avenue, Menlo Park, CA 94025, and Lipid Sciences, Inc., a Delaware corporation ("LSI"), having a principal place of business located at 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566.

                                  WITNESSETH


      WHEREAS, SRI owns or has rights in certain intellectual property relating to hollow fiber membranes and other separation technologies, and product development for medical devices.

      WHEREAS, SRI is willing to grant LSI certain license rights in such intellectual property on the terms, and subject to, the conditions of this Agreement.

      WHEREAS, LSI owns or has rights in certain intellectual property relating to processes and apparatuses for lipid removal from biological fluids, including blood, blood products and blood components.

      WHEREAS, LSI desires to financially support the development by SRI of a medical device for use by LSI in modifying the lipid composition of biological fluids on the terms, and subject to, the conditions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                    ARTICLES

1.    DEFINITIONS

      For purposes of this Agreement, the terms defined in this article shall have the respective meanings set forth below:

      1.1 "Field of Use" shall mean methods, devices and compositions of matter for use in the in vivo, in vitro and ex vivo sampling, removal, manipulation or treatment of blood, blood products, blood components, lipids, lipid-containing cells and molecules, products of lipid metabolism, and biological fluids including, without limitation,

                                                             Agreement No. _____

            human, non-human and synthetic plasma, serum, cells, pathogens and lipoproteins.

      1.2 "Development Period" shall mean the period commencing on October 6, 2000 and unless terminated earlier as provided in this Agreement or extended by the mutual written agreement of the parties, expiring on March 9, 2001.


      1.3 "Development Program" shall mean the development program described generally in the Development Proposal as consisting of a Phase I and a Phase II.

      1.4 "Development Proposal" shall mean the development plan attached hereto as Exhibit A, as revised from time-to-time by the written agreement of the parties.

      1.5 "Development Program Intellectual Property" shall mean and include any invention, patent, patent application, work of authorship, trade dress, trademark, trade secret, design, drawing, method, process, specification, and formulae, which is made, conceived, authored or reduced to practice, whether individually or jointly, by or on behalf of either or both of LSI and SRI, in connection with the performance of the Development Program. Such Intellectual Property includes, without limitation, all patents and patent applications of any effective filing date that claim an invention which has been conceived or reduced to practice by LSI, or jointly by LSI and SRI in connection with the performance of the Development Program. Development Program Intellectual Property also includes the know-how embodied in the disclosures listed in Exhibit B of this Agreement.

      1.6 "Internal Research Purposes" shall mean the furtherance of skills or knowledge of a person or persons employed by SRI, for confidential use of such skills and knowledge during the course of such persons employment with SRI and/or the provision of research and development services to a government agency. Disclosure to third parties or use thereby, other than in connection with providing services to a government agency, of Intellectual Property whose use by SRI is authorized only for Internal Research Purposes is strictly prohibited.

      1.7 "Person" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

      1.8 "SRI Intellectual Property" shall mean any invention, patent, patent application, work of authorship, trade secret, technical know-how, design, drawing, method, process, specification, and formulae which

                                                             Agreement No. _____

            SRI owns and has the right to grant a non-exclusive license to in the Field of Use in the Territory as of October 6, 2000.

      1.9   "Territory" shall mean worldwide.

      1.10  "Warrant" shall have the meaning set forth in Article 4.

2.    DEVELOPMENT PROGRAM

      2.1 Conduct of Development Program. During the Development Period, SRI shall exercise commercially reasonable efforts to conduct Phase I of the Development Program ("Phase I") in accordance with the Development Proposal. SRI shall conduct Phase I in good scientific manner, and in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory and clinical practices. Because the services to be performed are of an advisory or experimental nature, SRI does not represent or warrant that Phase I in whole or in part will be successful or achieve the objectives set forth in the Development Proposal.

      2.2   Funding for Development Program.

            2.2.1 In consideration for the services to be performed by SRI during Phase I of the Development Program, LSI shall pay SRI research fees not-to-exceed [ * ], inclusive of the deposit required by Section 2.2.2. Such payments shall be made in accord with Sections 2.2.3 through 2.2.8, below.

            2.2.2 The fees for Phase II of the Development Program ("Phase II")
                  shall be determined during Phase I and shall be funded, subject to the terms and conditions of this Agreement, by letter amendment to this Agreement.

            2.2.3 LSI shall have no obligation to pay SRI any amount in excess of the total amount of the research fee agreed upon for each Phase, unless a greater fee has been expressly agreed to in writing by both parties. If it appears to SRI that a Phase cannot be completed without incurring expenses in excess of such total fee allowed for such Phase, then within five (5) business days of making such determination, SRI shall provide LSI with an estimate of the cost to complete the Phase. LSI shall then promptly determine whether to (a) discontinue the Development Program when such total amount has been spent; (b) authorize SRI to spend additional amounts; or, (c) revise the scope of the Development Program as appropriate. All research fees paid by LSI under this Article 2.2 are non-refundable and non-creditable against future royalties.

                                                             Agreement No. _____

            2.2.4 Immediately upon execution of this Agreement, LSI shall pay to
                  SRI a non-refundable deposit of five hundred thousand dollars ($500,000), against the project charges to be incurred during Phase I. Immediately upon execution of the Phase II letter amendment to this Agreement, LSI shall pay to SRI a non-refundable deposit for Phase II of five hundred thousand dollars ($500,000) against the project charges to be incurred during Phase II. Upon receipt of each such deposit, SRI shall initiate work on the phase of the Development Program for which the deposit is to be applied, and shall deliver to LSI a paid-memo invoice for receipt of the deposit paid.

            2.2.5 The deposit for each of Phase I and Phase II paid LSI under
                  Section 2.2.4 shall be held by SRI until such time that the estimated cost to complete the phase to which the deposit applies is equal to the amount defined by Section 2.2.7, below. At such time, if neither party has terminated the agreement under Article 6.3, draws by SRI against such deposit shall be made in accord with Section 2.2.7, below. In the event LSI terminates the Agreement under Article 6.2 during Phase I or Phase II, SRI shall retain the balance of the deposit for such Phase as additional consideration for the rights granted to LSI under this Agreement.

            2.2.6 On execution of this Agreement, and thereafter at recurring intervals of thirty (30) days, SRI shall provide LSI with an invoice estimating the project charges to be incurred during the following 30 day period. The amount of each invoiced estimate shall not exceed $250,000 for any 30 day period, unless a greater charge for a particular 30 day period has been agreed upon in writing by the parties. LSI shall pay the invoiced estimate, within five (5) business days of its receipt from SRI.

            2.2.7 When the aggregate charges invoiced under Section 2.2.6 during a phase of work equal the total research fee for such Phase allowed under Section 2.2.1, less the amount of the deposit for the Phase described in Section 2.2.4, all subsequent invoices for project charges shall be of a memorandum type, and shall be issued monthly. Each such memorandum invoice shall credit the amount of project charges for the previous month against the deposit.

            2.2.8 Upon completion or termination of the Development Program, SRI shall render a final invoice to LSI. If and when SRI receives late charges of a significant amount from a third party after a final invoice has been rendered to LSI, SRI shall render a special invoice to LSI. Subject to the limitations of

                                                             Agreement No. _____

                  Section 2.2.3, and the payment requirements for the estimating invoices set forth in Article 2.2.6, all invoices submitted by SRI to LSI under this Section 2.2.8 are due and payable, net 30 days.

      2.3 Records. SRI shall maintain records, in sufficient detail and in good scientific manner, which shall reflect all work done and results achieved in the performance of the Development Program (including all data in the form required under all applicable laws and regulations). To enable its compliance with the rules and regulations of any governing legal authority including, without limitation, a patent authority of any country and the Food and Drug Administration, LSI shall be entitled to review, duplicate and distribute copies of such records, on request therefor following reasonable notice, subject to the confidentiality provisions of this Agreement. Following the expiration or earlier termination of this Agreement, LSI shall pay SRI, at its normal commercial rates, for any assistance SRI provides in connection with such records.

      2.4 Reports. During the term of the Development Program, SRI shall keep LSI generally informed of the progress under the Development Program. Within thirty (30) days following the expiration or termination of the Development Program for Phase I for any reason, SRI shall prepare and provide LSI with a written report which shall describe the work performed by SRI under the Development Program during Phase I. Towards the latter part of Phase I SRI will prepare and provide LSI with a detailed budget and plan for the Phase II development effort.

3.    INTELLECTUAL PROPERTY RIGHTS

      3.1 Ownership of Intellectual Property. All Development Program Intellectual Property shall be solely owned by LSI. SRI further agrees that all employees and other Persons acting on its behalf under the Development Agreement shall be required to assign any rights they would otherwise hold in such Development Program Intellectual Property to LSI. If any such Person is under an existing obligation to assign their rights in Development Program Intellectual Property to SRI, then SRI agrees to take all reasonable and necessary steps to ensure that such rights become assigned to LSI.

      3.2 Disclosure of Development Program Intellectual Property. Each party shall promptly disclose to the other party the conception, authorship or making of Development Program Intellectual Property, and shall promptly make all information concerning such Development Program Intellectual Property available to such other party. Such disclosure will be made in a mutually agreeable, and preferably written, format.

                                                             Agreement No. _____

      3.3 Intellectual Property Rights. LSI shall be responsible for the costs and shall control the preparation, filing, prosecution, maintenance and enforcement of all applications for registration or protection of any aspect of the Development Program Intellectual Property including, without limitation, patent applications and patents. During the term of this Agreement, if LSI elects not to file a patent application in any country or to abandon any pending application or granted patent in any country with respect to patentable Development Program Intellectual Property, LSI shall provide adequate notice to SRI and give SRI the opportunity to file or maintain such application or patent at its own expense. If SRI so elects, it shall have the right to file, prosecute and maintain such patent in SRI's name, and SRI shall be the sole owner of such Development Program Intellectual Property and the related patent application and patent, if any. SRI and LSI shall cooperate with the other party and shall execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in connection therewith.

      3.4   [ * ]

      3.5   [ * ]

      3.6 Waiver of Rights. To the extent any use of the Development Program Intellectual Property in the Field of Use in the Territory by LSI or any licensee, sublicensee or assignee of LSI infringes any SRI Intellectual Property which SRI owns or controls as of the date of such infringement, SRI waives in perpetuity the right to enforce such SRI Intellectual Property, by suit for infringement, or by any other method or process.

      3.7 Technical Know-How. With reasonable advance notice, SRI agrees to cooperate with, and provide technical assistance to, LSI after the conclusion of the Development Program as needed to permit LSI to make, use, sell, test or commercialize the Development Program Intellectual Property. LSI shall compensate SRI at SRI's normal commercial rates for such assistance.

      3.8 DISCLAIMER OF WARRANTIES. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY SRI OR LSI THAT THE USE OF ANY INVENTION OR DELIVERABLE UNDER THE DEVELOPMENT PROGRAM WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY OTHER PERSON. FURTHERMORE, NEITHER SRI NOR LSI MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE INVENTIONS, DELIVERABLES, OR WORK PERFORMED, INCLUDING WITHOUT LIMITATION, ANY

                                                             Agreement No. _____

            WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.    EQUITY INCENTIVE

      LSI will issue to SRI a warrant (the "Warrant"), the form of which is attached hereto as Exhibit C. The Warrant will be concurrently executed with this Agreement.

5.    CONFIDENTIALITY

      5.1 Confidential Information. During the term of this Agreement, and five (5) years thereafter, following the expiration or earlier termination hereof, each party shall exercise reasonable care to maintain in confidence all information of the other party (including samples) disclosed by the other party and identified at the time of disclosure, to be confidential ("Confidential Information"), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, employees, agents, permitted sublicensees and permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain the written agreement of any such Person, who is not otherwise bound by fiduciary obligations to such party, to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

      5.2 Permitted Disclosures. The nonuse and nondisclosure obligations contained in this article shall not apply to the extent that (a) any receiving party ("Recipient") is required to (i) disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction; or (ii) disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that Recipient shall provide written notice thereof to the other party and sufficient opportunity to object, time permitting, to any such disclosure or to request confidential treatment thereof; or (b) Recipient can demonstrate that (i) the information was public knowledge at the time of such disclosure by Recipient, or thereafter became public knowledge, other than as a result of acts attributable to Recipient in violation hereof; (ii) the information was rightfully known by Recipient (as shown by its written records) prior to the date of disclosure to Recipient by the other party hereunder; (iii) the information was disclosed to Recipient on an unrestricted basis from a third party not

                                                             Agreement No. _____

            under a duty of confidentiality to the other party; or, (iv) the information was independently developed by employees or agents of Recipient without access to the Confidential Information of the other party.

      5.3 Terms of this Agreement. Except as otherwise provided in this Article, SRI and LSI shall not disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party.

      5.4 No Use of Name. Except as otherwise required by applicable law, regulation or order of a governmental agency or court of competent jurisdiction, neither party shall use the name of the other party or the other party's directors, officers or employees in any advertising, news release or other publication, without the prior express written consent of the other party.

6.    TERM AND TERMINATION

      6.1 Expiration. Subject to the provisions of this article, this Agreement shall expire on completion of the Development Program as described in Exhibit A.

      6.2 Termination by LSI. LSI may terminate this Agreement, in its sole discretion, upon thirty (30) days prior written notice to SRI. In the event of termination under this Article 6.2, SRI shall not be obligated to refund LSI any fees paid for project charges actually incurred then to date, any remaining balance of a deposit paid under
            Section 2.2.4, or any stock issued to SRI.

      6.3 Termination for Cause. Except as otherwise provided in Article 9, herein, regarding force majeure, either party may terminate this Agreement (a) upon or after the breach of any material provision of this Agreement by the other party if the other party has not cured such breach within thirty (30) days after written notice thereof by the non-breaching party; or, (b) if the other party voluntarily commences any action or seeks any relief regarding its liquidation, reorganization, dissolution or similar act or under any bankruptcy, insolvency or similar law; or, (c) if a proceeding is commenced or an order, judgment or decree is entered seeking the liquidation, reorganization, dissolution or similar act or any other relief under any bankruptcy, insolvency or similar law against the other party, without its consent, which continues undismissed or unstayed for a period of sixty (60) days.

      6.4 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Articles 3, 4, 5, 6, and 7, herein, shall survive the expiration or termination of

                                                             Agreement No. _____

            this Agreement. Upon termination or expiration of this Agreement, or upon written request, each party shall promptly return all copies of the other party's Confidential Information, except each party may retain one copy for its legal files.

7.    INDEMNIFICATION AND INSURANCE

      7.1   Indemnification.

            7.1.1 SRI shall indemnify, defend and hold harmless LSI, its directors, officers, employees and agents from all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) that they may suffer as a result of any claims, demands, actions or other proceedings made or instituted by any third party against any of them and arising out of or relating to any gross negligence or intentional act or omission by SRI in the performance of the Development Program.

            7.1.2 LSI shall indemnify, defend and hold harmless SRI, its directors, officers, employees and agents from all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) that they may suffer as a result of any claims, demands, actions or other proceedings made or instituted by any third party against any of them and arising out of or relating to the use by LSI of any Development Program Intellectual Property, and any SRI Intellectual Property to which the right to use is licensed to LSI under this Agreement.

      7.2 Indemnification Procedure. A party ("Indemnitee") that intends to claim indemnification under this article shall promptly notify the other party ("Indemnitor") of any loss, liability, damage or expense, or any claim, demand, action or other proceeding with respect to which Indemnitee intends to claim such indemnification. Indemnitor's indemnity obligations under this article shall not apply to amounts paid in any settlement if effected without the consent of Indemnitor, which consent shall not be unreasonably withheld or delayed. Indemnitor shall not settle or consent to an adverse judgment in any such claim, demand, action or other proceeding that adversely affects the rights or interests of any Indemnitee or imposes additional obligations on such Indemnitee, without the prior express written consent of such Indemnitee. Indemnitee, its employees and agents, shall cooperate fully with Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

                                                             Agreement No. _____

      7.3   Insurance.

            7.3.1 By SRI. SRI shall maintain comprehensive general liability insurance, including contractual liability insurance, against claims for bodily injury or property damage arising from its activities contemplated by this Agreement, with such insurance companies and in such amounts as SRI customarily maintains for similar activities. SRI shall maintain such insurance during the term of this Agreement and thereafter for so long as SRI maintains insurance for itself covering such activities. Upon request, SRI shall provide LSI with certificates of insurance evidencing SRI's compliance with the insurance requirements of this Article.

            7.3.2 By LSI. LSI shall maintain comprehensive general liability insurance, including contractual and product liability insurance, against claims for bodily injury or property damage arising from its activities contemplated by this Agreement, with insurance companies reasonably acceptable to SRI, and in amounts not less than two-million dollars ($2,000,000) per occurrence and five-million dollars ($5,000,000) in the aggregate. LSI shall maintain such insurance for so long as it continues to conduct its activities contemplated by this Agreement and thereafter for so long as LSI maintains insurance for itself covering such activities. Upon request, LSI shall provide SRI with certificates of insurance evidencing LSI's compliance with the insurance requirements of this Article.

      7.4 Limited Liability. In no event shall SRI be liable to LSI or any third party for any special, consequential or incidental damages arising out of or related to this Agreement or with respect to any claim, demand, action or other proceeding relating to this Agreement, however caused, and on any theory of liability (including negligence) and whether or not SRI has been advised of the possibility of such damages. In no event shall SRI's liability owing to LSI or any third party with respect to any claim, demand, action or other proceeding relating to the Development Program under this Agreement or the results thereof exceed the total amount actually paid to SRI under this Agreement.

      7.5 Authority. Each party represents and warrants that it has all right and authority necessary to perform its obligations under the Agreement.

8.    LSI STAFF ON-SITE

                                                             Agreement No. _____

      8.1 LSI Access. LSI representatives will have access to the SRI facilities during normal business hours to permit LSI to conduct those activities as described in the Exhibit A Development Program. LSI shall have reasonable access to all SRI personnel involved in the Development Program. While on SRI's site, LSI employees will abide by SRI safety rules and policy according to the terms of SRI's standard Lease Agreement (Exhibit E).

      8.2 LSI Release. LSI shall defend, indemnify, release, and hold harmless SRI, its officers, agents, subcontractors, and employees from any and all claims, demands, damages, injuries, actions, or causes of action and to pay all attorneys fees, expert witness fees, court costs, and other costs of the defense of such action, seeking recovery for damages to the property of any person or injury to any person (including death) arising out of or as the result of LSI employees, subcontractors, or representatives witnessing experiments, performing work, or otherwise participating in experiments on SRI premises or using SRI facilities pursuant to this Agreement. LSI agrees that this obligation to defend, indemnify, release and hold harmless shall not be diminished or eliminated even if the damages or injury is the result of SRI's negligence, or of the negligence of its officers, agents, employees, or subcontractors, and shall not be diminished or eliminated even if liability without fault is imposed or sought to be imposed. LSI employees, subcontractors, or representatives will be required to execute the attached Client Observer Agreement (Exhibit D), prior to being allowed access to SRI facilities.

9.    FORCE MAJEURE

      Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fires, earthquakes, floods, embargoes, wars, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or other party.

10.   DISPUTE RESOLUTION

      10.1 The parties shall first use any and all reasonable efforts to amicably resolve any disputes arising out of or relating to this Agreement by direct discussions between persons authorized to enter into a binding agreement or through mediation. If the parties fail to resolve the dispute either by direct discussions or mediation, either party may submit the dispute to final and binding arbitration to be held in

                                                             Agreement No. _____

            San Francisco, California, USA. The parties shall negotiate in good faith to select an arbitrator or a nationally recognized alternative dispute resolution service which shall administer the arbitration.

      10.2 The arbitration shall be conducted by three (3) impartial arbitrators. Each party shall select one arbitrator. The two arbitrators so selected shall together select a third arbitrator. The arbitrators shall apply California Arbitration Law to any proceeding conducted hereunder, except in the event a stay is sought pursuant to the California Code of Civil Procedure Section 1281.2(c), in which event the parties agree that the issue shall be resolved under the United States Arbitration Act.

      10.3 The arbitrators' award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award by the California courts in accordance with California Arbitration Law. If awarded by the arbitrators, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses, including arbitration administration fees incurred in connection with such proceeding. No participant in the arbitration whether a party, a witness, or an arbitrator, may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

      10.4 Notwithstanding the above, either party may seek from any court having jurisdiction hereof any interim, provisional or injunctive relief that may be necessary to protect the rights or property of any party or to maintain the status quo before, during or after the pendency of the arbitration proceeding. The institution and maintenance of any judicial action or proceeding for any such interim, provisional or injunctive relief shall not constitute a waiver of the right or obligation of either party to submit the dispute to arbitration, including any claims or disputes arising from the exercise of any such interim, provisional or injunctive relief.

11.   MISCELLANEOUS

      11.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one party to the other party shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, U.S. first class mail, courier or nationally-recognized delivery service), U.S. first class mail postage prepaid, courier or nationally-recognized delivery service, and addressed to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor. Except as otherwise provided in this Agreement, such consent, notice or report shall be effective upon receipt by the addressee.

                                                             Agreement No. _____

            If to SRI, for technical        If to SRI, for all other
            matters:                        matters:

              SRI International               SRI International
              333 Ravenswood Avenue           333 Ravenswood Avenue
              Menlo Park, CA  94025           Menlo Park, CA  94025
              Attn: Dave Bomberger            Attn: Valerie Hooper
              Telephone:  (650) 859-4973      Telephone:  (650) 859-3038
              Facsimile:  (650) 859-4321      Facsimile:  (650) 859-2829

            If to LSI, for technical        If to LSI, for all other
            matters:                        matters:

              Lipid Sciences, Inc.            Lipid Sciences, Inc.
              7068 Koll Center Parkway,       7068 Koll Center Parkway,
              Suite 401                       Suite 401
              Pleasanton, CA  94566           Pleasanton, CA  94566
              Attn:  Phil Radlick             Attn:  Phil Radlick
              Telephone:  925-484-5345        Telephone:  925-484-5345
              Facsimile:  925-485-5401        Facsimile:  925-485-5401

      11.2 No Solicitation. LSI and SRI agree that during the term of this Agreement, LSI and SRI will have access to each other's business and employees, including certain valuable proprietary information. LSI and SRI recognize that misuse of such information, including interference with the employment relationship between a party and its employees, would cause substantial loss and irreparable harm to such party. Therefore, as part of the consideration for this Agreement, LSI and SRI hereby covenant and agree that they will not, either during the term of this Agreement or for a period of one (1) year after termination or expiration of this Agreement, either directly or indirectly, by any means or device whatsoever, solicit any of the other party's scientific, laboratory personnel or management involved with or working on any project for LSI or otherwise induce or attempt to induce such personnel to terminate their employment with such party.

      11.3 Governing Law. This Agreement, including the decision to arbitrate and any decision by an arbitrator pursuant to Article 9, herein, shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

      11.4 U.S. Export Laws and Regulations. Each party hereby acknowledges that the rights and obligations of this Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information. Without limitation, each party shall comply with all such laws and regulations.

                                                             Agreement No. _____

      11.5 Assignment. LSI shall not assign its rights or obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of SRI. Any purported assignment in violation of this article shall be null and void.

      11.6 Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction.

      11.7 Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

      11.8 Entire Agreement. This Agreement embodies the entire understanding between the parties and supersedes any prior understanding and agreements between and among them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

      11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SRI INTERNATIONAL                      LIPID SCIENCES, INC.


/s/ Curtis R. Carlson                  /s/ Phil Radlick
_____________________________          _____________________________

       Curtis R. Carlson                      Phil Radlick
Name: _______________________          Name: ______________________

        CEO                                   President/CEO
Title: ______________________          Title: ________________________

                                                          Agreement No._________




                                    EXHIBIT A

                                DEVELOPMENT PLAN

      Development of Plasma Delipidation Device for Lipid Sciences, Inc.


[* ]





Phase II:   Scope not included in this Program Plan

                                                          Agreement No._________



                                  EXHIBIT B

                                 DISCLOSURES



                                    [ * ]

                                                             Agreement No. _____

                                    EXHIBIT C

                    WARRANT AND SHAREHOLDERS RIGHTS AGREEMENT

This security has been acquired for investment and has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. This security may not be sold, pledged or otherwise transferred in the absence of this registration or pursuant to an exemption therefrom under the Act and laws, supported by an opinion of counsel, reasonably satisfactory to the Company and its counsel, that registration is not required.

                                                             For the Purchase of
                                                                  500,000 shares

                          COMMON STOCK PURCHASE WARRANT
                               FOR THE PURCHASE OF
                            SHARES OF COMMON STOCK OF
                              LIPID SCIENCES, INC.

Lipid Sciences, Inc., a Delaware corporation ("Company"), hereby certifies that for value received, SRI International, or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time during the period commencing on October 6, 2000 ("Grant Date") and ending on October 6, 2007, five hundred thousand (500,000) shares of common stock, $.01 par value, of the Company "Common Stock"), at an initial exercise price equal to $5.00 per share. The number of shares of Common Stock purchasable upon exercise of this Warrant, and the exercise price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Exercise Price," respectively.

Exercise.

      (a)   The Warrant will be exercisable as follows:

            (i) Upon completion of Phase I of the Development Program, as defined in that certain Development Agreement between the Company and SRI, the Warrant will become exercisable with respect to one hundred thousand fifty (150,000) shares of LSI common stock.

            (ii) Upon demonstration of the medical device at the end of Phase II of the Development Program, the Warrant will become exercisable with respect to three hundred fifty thousand (350,000) shares of LSI common stock.

      (b) This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise Form attached hereto as Attachment 1 duly executed by the Holder who is registered on the Company books as the Holder (the "Registered Holder")) at the principal office of the Company, or at any other office or agency the Company designates, accompanied by payment in full, in lawful money of the United States, of an

                                                             Agreement No. _____

amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon exercise.

      (c) Each exercise of this Warrant will be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in subsection 1(b) above. At that time, the person or persons in whose name or names any certificates for Warrant Shares will be issuable upon exercise as provided in subsection 1(d) below will be deemed to have become the holder or holders of record of the Warrant Shares represented by these certificates.

      (d) Within three (3) business days after the exercise of the purchase right represented by this Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, to any other individual or entity as Holder (upon payment by Holder of any applicable transfer taxes) may direct:

            (i) a certificate or certificates for the number of full shares of Warrant Shares to which Holder is entitled upon exercise plus, in lieu of any fractional share to which Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof, and

            (ii) in case the exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of shares purchased by the Registered Holder upon exercise as provided in subsection 1(b) above.

      (e) Conversion Right. In lieu of the payment of the Exercise Price in the manner required by Section 1(b), the Holder will have the right (but not the obligation ) to convert any exercisable but unexercised portion of this Warrant into Common Stock ("Conversion Right") as follows: upon exercise of the Conversion Right, the Company will deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Warrant being converted by (y) the Market Price (as defined below). The "Value" of the portion of the Warrant being converted equals the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares of Common Stock underlying the portion of the Warrant being converted from (b) the Market Price of the Common Stock multiplied by the number of shares of Common Stock underlying the portion of the Warrant being converted. As used herein, the term "Market Price" means the last reported sale price of the Common Stock on the date prior to the date the Conversion Right is exercised. If no reported sale takes place on that day, the term "Market Price" means the average of the last reported sale prices for the immediately preceding three trading days. In either case, the reported sale price is the one officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the Nasdaq Stock Market, or, if applicable, the OTC Bulletin Board. If the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, the term "Market Price" means the price determined in good faith by

                                                             Agreement No. _____

resolution of the Board of Directors of the Company, based on the best information available to it. The Conversion Right may be exercised by the Holder on any business day on or after the Grant Date and not later than the Expiration Date by delivering this Warrant to the Company with a duly executed exercise form attached hereto with the conversion section completed.

Adjustments.

      (a) Split, Subdivision or Combination of Shares. While this Warrant remains outstanding and unexpired, if the outstanding shares of the Company's Common Stock at any time is subdivided or split into a greater number of shares or a dividend in Common Stock will be paid in respect of Common Stock, or if the outstanding shares of Common Stock are combined or reverse-split into a smaller number of shares the Exercise Price and the number and kind of Warrant Shares issuable upon exercise of this Warrant as in effect immediately prior to such action shall be proportionately adjusted so that the Holder may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if this Warrant had been exercised immediately prior to such action.

      (b) Reclassification Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any reorganization, consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision will be made so that the Holder of this Warrant will have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property that Holder would have been entitled to receive if, immediately prior to any reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, Holder had held the number of shares of Common Stock that were then purchasable upon the exercise of this Warrant. In any case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) will be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant so that the provisions set forth in this Section 2 (including provisions with respect to the Exercise Price) will thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

      (c) Price Adjustment. No adjustment in the Exercise Price will be required unless the adjustment requires an increase or decrease in the Exercise Price of at least $0.01. But, any adjustments that by reason of this subsection are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 will be made to the nearest cent or to the nearest 1/100th of a share.

      (d) Price Reduction. Notwithstanding any other provision set forth in this Warrant, while this Warrant is exercisable, the Company in its sole discretion may reduce the Exercise Price or extend the period that this Warrant is exercisable.

                                                             Agreement No. _____

      (e) No Impairment. The Company may not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company. The Company will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and will take all actions as may be necessary or appropriate in order to protect against impairment of the rights of the Holder of this Warrant to adjustments in the Exercise Price.

      (f) Notice of Adjustment. If any event requires an adjustment of the Exercise Price hereunder, the Company will promptly give written notice thereof to the Holder of this Warrant stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Fractional Shares. The Company is not required upon this Warrant's exercise to issue any fractional shares, but will make an adjustment in cash on the basis of the Market Price of the Company's Common Stock.

Limitation on Sales. Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended ("Act"), as of the date of issuance hereof and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, or any Warrant Shares issued upon its exercise except under circumstances which will not result in a violation of applicable federal and state securities laws and the terms and conditions of this Warrant.

      Without limiting the generality of the foregoing, unless the offer and sale of the Warrant Shares to be issued on the particular exercise of the Warrant have been effectively registered under the Act, the Company is under no obligation to issue the shares covered by the exercise unless the Holder has executed an investment letter, the form attached hereto as Attachment 2; it being understood that the box referenced in item (f) of such investment letter need be checked. Any stock certificate representing Warrant Shares will be imprinted with a legend in substantially the following form:

   This security has been acquired for investment and has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. This security may not be sold, pledged or otherwise transferred in the absence of such registration or pursuant to an exemption therefrom under said Act and such laws.

Market Stand-off.

Holder may not, without the prior written consent of the Company's Board of Directors, during the period commencing on the effective date of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with the Securities and Exchange Commission under the Act ("IPO") and ending on the second anniversary of this date (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option,

                                                             Agreement No. _____

right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In order to enforce the covenant in this Section, the Company may impose stop-transfer instructions with respect to the shares of Holder until the end of the relevant period. The agreed upon "lock-up" has been established with the understanding that LSI employees are presently restricted from selling the stock they receive from LSI until two (2) years following LSI's IPO. Should the "lock-up" period for LSI's employees be reduced such that they can sell their stock prior to two (2) years following LSI's IPO, then the "lock-up" period applicable to SRI's shares shall be reduced to the same extent. SRI may transfer all or a portion of the Warrant under the terms of its Intellectual Property and Equity Sharing Policy. All persons who receive any portion of the Warrant will be subject to the market stand-off described in this section.

Registration Rights.

      (a) Grant of Right. The Holders will have the right until October 6, 2007, to include the Warrant Shares as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or under Form S-8 or any equivalent form). The Company is not required to include Warrant Shares in a registration statement relating to an offering of securities if the managing underwriter has advised the Company that marketing factors require a limitation of the number of shares to be included (in which case the amount of securities to be offered for the accounts of Holders will be reduced pro rata (according to the shares proposed for registration) to the extent necessary to reduce the total amount of securities to be included in the offering to the amount recommended by the managing underwriter. Any such limitation may reduce the number of Warrant Shares registered for the Holder to not less than thirty percent (30%) of the total number of Warrant Shares requested to be included).

      (b) Terms. The Company will bear all fees and expenses attendant to registering the Warrant Shares, but Holders will pay any and all underwriting commissions and the expenses of any legal counsel selected by Holders to represent them in connection with the sale of the Warrant Shares. In the event of a proposed registration, the Company will furnish the then Holders with not less than 30 days' written notice prior to the proposed date of filing of such registration statement. This notice will continue to be given for each registration statement filed by the Company until the earlier of (i) such time as all of the Warrant Shares have been sold by the Holders thereof or (ii) the expiration of the "piggy-back" rights provided for herein. The Holders will exercise the "piggy-back" rights provided for herein by giving written notice within 20 days of the receipt of the Company's notice of its intention to file a registration statement. The Company will cause any registration statement filed pursuant to the above "piggy-back" rights to remain effective for a period of at least nine consecutive months from the date that the Holders of the Warrant Shares covered by the registration statement are first given the opportunity to sell all of the securities. Notwithstanding the

                                                             Agreement No. _____

provisions of this Section, the Company will have the right at any time after it will have given written notice of its intention to file a registration statement (irrespective of whether a written request for inclusion of any Warrant Shares will have been made) to elect not to file any proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

      (c) Indemnification. The Company will indemnify the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) such registration statement; or (ii) any application or other document or written communication (in this paragraph (c) collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Warrant Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Holder(s) by or on behalf of the Holder(s) expressly for use in such registration statement or in any application, as the case may be. The Company agrees promptly to notify the Holder(s) of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Warrant Shares or in connection with the registration statement or any application. The Holder(s) and their successors and assigns will severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, with respect to such Holders, in writing, for specific inclusion in such registration statement or any application.

      (d) Elimination of Registration Rights. Notwithstanding anything to the contrary in paragraphs (a) and (b) of this Section 6, no Holders are entitled to have their Warrant Shares registered under the Securities Act if, in the opinion of counsel to the Company, they may be sold without restriction under Rule 144(k) promulgated under the Securities Act and any restrictive legends under the Securities Act are removed from the certificates representing such securities and any stop transfer order for the certificates is removed.

      (e) Successors and Assigns. The registration rights granted to the Holders inure to the benefit of all the Holders' successors, heirs, pledgees, assignees, transferees and purchasers of the Warrant Shares.

                                                             Agreement No. _____

      (f) Exercise of Warrants. Nothing contained in this Agreement will be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

      (g) Documents Delivered to Holders. The Company will furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of the registration statement (and, if the registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a "cold comfort" letter dated the effective date of the registration statement (and, if the registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in the registration statement, in each case covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company will also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc.

Notices of Record Date. If:

      (a) the Company takes a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

      (b) the Company enters into any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

      (c) the Company is the subject of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other

                                                             Agreement No. _____

stock or securities at the time deliverable upon the exercise of this Warrant) will be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice will be mailed at least fifteen (15) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice will not affect the legality or validity of any such action.

Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, Warrant Shares and other stock, securities and property, as from time to time will be issuable upon the exercise of this Warrant.

Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

Transfers, etc.

      (a) The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Any Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

      (b) Until any transfer of this Warrant is made in the warrant register, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but will not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

No Rights as Stockholder. Until the exercise of this Warrant, the Holder of this Warrant does not have or exercise any rights by virtue hereof as a stockholder of the Company.

Successors. The rights and obligations of the parties to this Warrant inure to the benefit of and are binding on the parties and their respective heirs, successors, assigns, pledgees, transferees and purchasers. Without limiting the foregoing, the registration rights set forth in this Warrant inure to the benefit of the Registered Holder and all the Registered Holder's successors, heirs, pledgees, assignees, transferees and purchasers of this Warrant and the Warrant Shares.

Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

Headings. The headings in this Warrant are for purposes of reference only and will not limit or otherwise affect the meaning of any provision of this Warrant.

                                                             Agreement No. _____

Governing Law. This Warrant is governed by and construed in accordance with the laws of the State of California as these laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

Jurisdiction and Venue. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant will be instituted exclusively in California, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum.

Mailing of Notices, etc. All notices and other communications under this Warrant (except payment) will be in writing and will be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipt delivery, or if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Holder:                             To his, her or its address on page 1
                                      of this Warrant.

The Company:                        Lipid Sciences, Inc.
                                    7068 Koll Center Parkway, Suite 401
                                    Pleasanton, CA 94566

In either case, with a copy to:     Joseph Lesko
                                    Foley & Lardner
                                    402 W. Broadway 23rd Floor
                                    San Diego, CA
                                    (619)234-3510 FAX

or to any other address as any of them, by notice to the others may designate from time to time. Time will be counted to, or from, as the case may be, the delivery in person or by mailing.

LIPID SCIENCES, INC.



By: ___________________________
    Phillip C. Radlick, Ph.D
    President & CEO

                                                             Agreement No. _____

                                  ATTACHMENT 1

                               NOTICE OF EXERCISE


TO:    Lipid Sciences, Inc.

The undersigned hereby elects irrevocably to purchase _____ shares of Common Stock of Lipid Sciences, Inc., pursuant to terms of the attached Warrant, and tenders herewith payment of the exercise price of such shares in full, together with all applicable transfer taxes, if any. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below.

                                       or

The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ____________ shares of Common Stock of Lipid Sciences, Inc. by surrender of the unexercised portion of the within (with a "Value" of $________ based on a "Market Price" of $__________). Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.



                              _____________________________________
                              (Name)

                              _____________________________________
                              (Address)

                              _____________________________________

                              _____________________________________
                              (Taxpayer Identification Number)



_________________________________________
[print name of Holder]
By: _____________________________________

Title:___________________________________

Date:____________________________________

      NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.

                                                             Agreement No. _____

                                  ATTACHMENT 2

                      INVESTMENT REPRESENTATION CERTIFICATE


Purchaser:

Company:    [COMPANY]

Security:   Common Stock

Amount:

Date:

(a) In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

(b) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act");

(c) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefor, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein;

(d) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased; and

(e) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: (i) the availability of certain public information about the Company;
(ii) the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; (iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(f) Please check the box if you are an accredited investor as that term is defined under Regulation D promulgated under the Securities Act. [ ]


PURCHASER: ____________________________     Date: ______________________

                                                             Agreement No. _____

                                    EXHIBIT D

                            CLIENT OBSERVER AGREEMENT

In consideration of SRI International permitting me to enter onto the premises of SRI, or into a site or an area under the control of SRI, for the purposes of witnessing or participating in a research program(s) or experiment(s) being conducted by SRI International, its staff, agents or subcontractors, I agree as follows:

      1. I understand that the nature of the research program, or the experiment I am witnessing or participating in, may in itself, contain elements which are inherently or potentially dangerous and could cause damage or injury to persons or property, including death. I accept the risk of any injury to my person or property which may arise out of or during the research program or the experiment I am witnessing or participating in. I agree that no legal duty of any kind for the safety of my person or property shall be imposed upon SRI, its staff, agents, or subcontractors in connection with the research program or the experiment I am witnessing or participating in.

      2. I agree to follow all safety rules and requirements established for the premises, or required by the overriding contract, if any, of which the experiment or program is a part, and to follow safety instructions or directions of SRI representatives.

      3. I agree to defend, indemnify and hold harmless SRI, its officers, agents and employees from any and all claims, demands, actions or causes of action and to pay all attorneys fees, expert witness fees and costs of the defense of such action, seeking recovery for damages to the property of any person or injury to any person (including myself) arising out of my participation (active or passive) in the research project or experiment or arising out of my presence as a witness at the research project or experiment. I agree that this obligation to defend, indemnify and hold harmless shall not be diminished or eliminated even if the damages or injury is the result of SRI's negligence, or of the negligence of its officers, agents, employees or subcontractors, and shall not be diminished or eliminated even if liability without fault is imposed or sought to be imposed.

      4. I agree that during this association with SRI I will not be considered an employee nor shall I be entitled to any compensation, since the benefit to SRI, if any, by reason of my activities under this Agreement, is expected to be merely incidental.

      5. I agree not to publish or make known to any one outside of SRI any data or results of a confidential nature which I learn of while at SRI, without written authorization from the President of SRI except as specified in a duly executed written contract.

                                                          Agreement No._________


Client Observer Agreement                                                 Page 2

      6. I agree to disclose to SRI, or its designee, any invention or discovery which I make while engaged in a research assignment at SRI. If the terms of the research contract, if any, for such assignment require that any such invention or discovery be assigned to the research client, I agree to make such an assignment. Otherwise, I will assign all rights to SRI. I agree to cooperate with the patent attorney of SRI or the research client in the preparation of a patent application if so requested.

      7. I agree that upon leaving SRI I will not take with me without the consent of the President of SRI any drawings, blueprints, research or other data of any description or other reproduction of any information except as specified in a duly executed contract.

      8. All of the terms of this Agreement are subject to the terms of the Development Agreement of October 6, 2000 between Lipid Sciences, Inc. and SRI. To the extent that the terms of this Agreement may be inconsistent with those of the Development Agreement, the terms of the latter shall govern.

      9. This Agreement shall be governed by, and interpreted in accord with, the laws of the State of California.

      My stay at SRI shall begin on ________________________ and end on
__________________.

IN WITNESS WHEREOF, I have affixed my signature hereto in the presence of a witness the day and year first above written.



___________________________               ___________________________________
(WITNESS)                                 Participant/Client Observer



______________________________
(FOR SRI INTERNATIONAL)

                                                          Agreement No._________


                                    EXHIBIT E

                      FORM OF SRI STANDARD LEASE AGREEMENT

                                      LEASE

This lease ("Lease") is entered into as of ___________, ____, by and between SRI International, a California nonprofit corporation ("Landlord") and ________________, a ___________ corporation ("Tenant").

Subject to the terms and conditions set forth in this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term as defined below and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, approximately ________________________ (____) square feet of office space (the "Leased Space") in Building __ (the "Building"), at 333 Ravenswood Avenue, Menlo Park, California, as shown in Exhibit A, and incorporated herein by this reference. Landlord reserves the right to renumber and redesignate at any time during this Lease the number of any space in the Building, including the Leased Space.

1.    TERM

      This Lease shall run month-to-month but shall not exceed ________ (__) month(s) commencing at 12:01 a.m. on ___________, ____, ("Commencement Date") and ending at 11:59 p.m. on _____________, ____, ("Termination Date") unless terminated earlier as provided in this Lease ("Term").

2.    BASIC RENT

      2.1 During the Term of this Lease, Tenant agrees to pay to Landlord, as basic monthly rent, for the use and occupancy of the Leased Space, a rate of __________________ dollars ($_______) per square foot for a total monthly rent of __________________ dollars ($_______) (the
            "Rent").

      2.2 Tenant shall pay the Rent to Landlord, without notice, demand, deduction or offset, in lawful money of the United States of America, at the following address of Landlord: 333 Ravenswood Avenue, Room AG039, Building A, Menlo Park, California, 94025, or any other place or places that Landlord may from time to time designate in writing.

      2.3 Should the Commencement Date occur on a day other than the first day of a calendar month, or if the Termination Date should occur on a day other than the last day of a calendar month, then the Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day calendar month.

      2.4 In the event any installment of Rent or Additional Rent (as defined in paragraph 5.3, below) due hereunder is not paid within ten (10) calendar days after it is due, then Tenant shall also pay to Landlord as Additional

                                                          Agreement No._________

            Rent a late payment equal to four percent (4%) of such delinquent Rent for each and every month or part thereof that such Rent remains unpaid.

      2.5 All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the maximum annual interest rate of prime plus three percent (3%) with such rate not to exceed eighteen percent (18%).

      2.6 The obligation of Tenant with respect to the payment of Rent, or Additional Rent as defined herein, accrued and unpaid during the Term of this Lease, shall survive the expiration or earlier termination of this Lease.

3.    USE OF PREMISES AND COMPLIANCE WITH LAWS

      3.1 The Leased Space shall be used for general office purposes by Tenant and for no other use or uses without the prior express written consent of Landlord.

      3.2 Tenant covenants and agrees that Tenant shall at all times be responsible and liable for, and be in complete and strict compliance with, all federal, state, local and regional laws, ordinances, rules, codes and regulations, as amended from time to time.

4.    PROHIBITED USES AND ACTS

      Tenant shall not commit or permit the commission of any acts on the Leased Space nor use or permit the use of the Leased Space for any of the following purposes:

      4.1 Increases the existing rates for or causes cancellation of any fire, casualty, liability, or other insurance policy insuring the Building or its contents;

      4.2 Violates or conflicts with any law, statute, ordinance, or governmental rule or regulation, whether now in force or hereinafter enacted, governing the Leased Space or the Building;

      4.3 Obstructs or interferes with the rights of other tenants or occupants of the Building or injures or annoys them;

      4.4 Constitutes the commission of waste on the Leased Space or the commission or maintenance of a nuisance as defined by the laws of California;

      4.5 No discharge of chemicals or hazardous materials shall be made to the sewer or regular trash.

      4.6 Tenant agrees that during the Term of this Lease, Tenant will have contact with and access to Landlord's employees. Tenant recognizes that interference with the employment relationship between Landlord and its employees would cause substantial and irreparable harm to Landlord. Therefore, as part of the consideration for this Lease, Tenant hereby covenants and agrees that it will not, either during the Term of this Lease or for a period of one (1) year after

                                                          Agreement No._________


            termination or expiration of this Lease, either directly or indirectly, by any means or device whatsoever, solicit or otherwise induce or attempt to induce any of Landlord's employees to terminate their employment with Landlord.

5.    ALTERATIONS BY TENANT

      5.1 No alteration, addition, or improvement to the Leased Space shall be made by Tenant without the prior written consent of Landlord. Concurrently with requesting Landlord's consent to the proposed alteration, addition, or improvement, Tenant shall submit to Landlord preliminary plans for the alteration, addition, or improvement. Landlord shall, in its reasonable discretion, approve or disapprove the proposed alteration, addition, or improvement, within thirty (30) days after its receipt of Tenant's written request for approval. If Landlord fails to affirmatively approve or disapprove the proposed alteration, addition, or improvement within the thirty (30) day period, the proposed alteration, addition, or improvement shall be deemed disapproved. If Landlord gives such written consent to any alteration, addition, or improvement to the Leased Space, Landlord and Tenant shall agree in writing at that time to the date when that undertaking shall be completed.

      5.2 All alterations, additions, or improvements shall be performed by Landlord's staff or its designee. Tenant shall obtain all necessary governmental permits required for any alteration, addition, or improvement approved by Landlord and shall comply with all applicable governmental law, regulations, ordinances, and codes. Any alteration, addition, or improvement not including removable equipment made by Tenant after consent has been given, and any fixtures installed as part of the construction, shall at Landlord's option become the property of Landlord on the expiration or other earlier termination of this Lease; provided, however, that Landlord shall have the right to require Tenant to remove the fixtures at Tenant's cost on termination of this Lease. If Tenant is required by Landlord to remove the fixtures on termination of this Lease, Tenant shall repair and restore any damages to the Leased Space caused by such removal.

      5.3 Except for the alterations which Landlord may make at its sole option in order to prepare the Leased Space for Tenant's occupancy, the costs of any alterations ("Alteration Costs") required by or requested by Tenant shall be paid for by Tenant within thirty (30) days of receipt of Landlord's invoice. In Landlord's sole discretion, the Alteration Costs may become additional rent ("Additional Rent") and shall be paid by Tenant according to such terms as the parties may agree. Landlord reserves the right to require that Tenant execute a non-terminable extension to this Lease as a condition of Landlord's accepting payment for the Alteration Costs as Additional Rent. Should Tenant vacate or abandon the Leased Space prior to payment of all of the Additional Rent, all outstanding Additional Rent shall immediately become due upon Tenant's notice of termination to Landlord or upon

                                                          Agreement No._________


            termination of this Lease if Tenant fails to give notice of termination to Landlord. The outstanding sum must be paid whether or not Tenant has properly terminated this Lease. Landlord may treat Tenant's failure to pay Additional Rent as it would any other material breach of this Lease.

6.    SERVICES PROVIDED BY LANDLORD

      6.1 Landlord shall provide heat, HVAC, electricity, water, and janitorial service, all of which shall be included in the Rent. Landlord shall also provide health and safety response, which shall include emergency response, fire code and health and safety inspections, liaison services in dealing with fire code matters only, pest control, and investigation and abatement of air quality issues.

      6.2 Landlord may, in its sole discretion, provide Tenant with telephone and other communication equipment and lines which shall be installed and maintained by Landlord's PRB Telecommunication Services pursuant to a Services Agreement to be executed contemporaneously with this Lease. Landlord reserves the right to modify its telecommunications system if, in the reasonable opinion of Landlord, it is advisable or desirable. Tenant shall be responsible for the costs of all of Tenant's incoming or outgoing calls. If Landlord provides telephone service, Tenant agrees to execute such other agreements as Landlord may reasonably require including but not limited to a hold harmless agreement.

      6.3 Cleaning and maintenance of the office space in the Leased Space shall be regularly performed according to a schedule established by Landlord, in Landlord's sole discretion.

7.    SERVICES NOT PROVIDED BY LANDLORD

      Space is provided on an "AS IS" basis. Any improvements, alterations, or modifications of the Leased Space will be at Tenant's sole expense. Tenant shall obtain SRI's approval prior to altering the Leased Space. SRI reserves the right to refuse any improvement requests. All work done must be performed by SRI Facility staff.

8.    MAINTENANCE AND REPAIRS OF LEASED SPACE

      8.1 Subject to the duty of the Landlord under this Lease to provide regular cleaning service for the Leased Space and to perform routine maintenance and repairs for the Leased Space as needed, Tenant shall during the Term of this Lease maintain the Leased Space, in a good, clean, and safe condition, and shall upon expiration or earlier termination of this Lease surrender the Leased Space to Landlord in as good condition and repair as existed on the date of this Lease, reasonable wear and tear and damage by the elements excepted. Tenant, at Tenant's own expense, shall pay the reasonable costs

                                                          Agreement No._________


            to repair all deterioration or damages to the Leased Space or to the Building occasioned by Tenant's negligence or willful misconduct.

      8.2 Except as otherwise provided in this Lease, Landlord shall perform, at Landlord's sole expense, all repairs and maintenance for the Leased Space and the Building. Any repairs by Landlord shall be made promptly with first-class materials, in a good and workmanlike manner, in compliance with all applicable laws of all governmental authorities, and in a style, character, and quality conforming to the existing construction. Except in the case of any emergency, Landlord shall not enter the Leased Space for the purpose of effecting the repairs, alterations, or improvements other than during normal business hours, and shall give Tenant twenty-four (24) hours notice of the intention to enter for those purposes.

      8.3 Except for cases of emergency, Landlord shall make all repairs required hereunder as soon as is reasonably practical.

9.    INSPECTION BY LANDLORD

      Upon twenty-four (24) hours prior written notice from Landlord, Tenant shall permit Landlord or Landlord's agents, representatives, or employees to enter the Leased Space at all reasonable times for the purpose of inspecting the Leased Space to determine whether Tenant is complying with the terms of this Lease and for the purpose of doing other lawful acts that may be necessary to protect Landlord's interests. In the event Tenant fails to timely perform its obligations under this Lease, Landlord shall have the right (but shall not be obligated) to perform Tenant's obligations under this paragraph, in which event, Tenant shall pay to Landlord, as Additional Rent, in ten (10) days, the costs and expenses thereof.

10.   COMMON AREAS OF BUILDING

      10.1 Landlord shall make available at all reasonable times during the Term of this Lease in any portion of the Building that Landlord from time to time designates or relocates, automobile parking and common areas (jointly referred to as "common areas," as that term is defined below) as Landlord shall from time to time deem appropriate. Tenant shall have the non-exclusive right during the Term of this Lease to use the common areas for itself, its employees, agents, customers, clients, invitees, and licensees.

      10.2 The term "common areas" means the portions of the Building that, at the time in question, have been designated and improved for common use by or for the benefit of more than one tenant of the Building, including the parking areas; access and perimeter roads; landscaped areas; exterior walks, roofs, stairways, elevators, escalators and/or ramps; interior corridors, elevators, stairs, and balconies; directory equipment; the main entry lobby; restrooms; and drinking fountains. Landlord reserves the right to redesignate a common area for a non-common use or to designate as a

                                                          Agreement No._________


            common area a portion of the Building not previously designated a common area.

      10.3 All common areas shall be subject to the exclusive control and management of Landlord or any other persons or nominees that Landlord may have delegated or assigned to exercise management or control, in whole or in part, in Landlord's place and stead. Landlord shall have the right to close, if necessary, all or any portion of the common areas as is deemed reasonably necessary by Landlord in order to effect necessary repairs, maintenance, or construction, or to maintain the safety of tenants or the general public. Landlord will maintain the common areas in a clean, orderly, and sanitary manner. Landlord is responsible for all repairs of the common areas, except those required due to the negligent or intentional conduct of Tenant.

      10.4 Landlord and Landlord's nominees and assignees shall have the right to establish, modify, amend, and enforce reasonable rules and regulations with respect to the common areas and the Building. Tenant shall fully and faithfully comply with and observe the rules and regulations for the common areas and the Building ("the Building Rules and Regulations"), of which the Leased Space is a part, including any additions or amendments to the Building rules and Regulations that may be hereafter enacted by Landlord in Landlord's sole discretion. Tenant acknowledges receipt of a copy of the Building Rules and Regulations, which are attached hereto and incorporated into this Lease as Exhibit B. Landlord shall not be liable in any way for failure of any other occupant of the Building, other than the Landlord, of which the Leased Space is a part to comply with and observe these rules and regulations.

11.   PARKING RIGHTS AND OBLIGATIONS

      Included in the Rent payable by Tenant under this Lease for the Leased Space, Tenant shall have the non-exclusive right to ___________ (__) parking spaces in the parking area, for use by it and its employees. Subject to availability, Tenant may lease additional spaces at an additional cost of fifty dollars ($50.00) per space, per month. Landlord may in its sole discretion reconfigure the parking area and renumber the parking spaces or reassign Tenant or other tenants different parking spaces, provided that Tenant at all times is entitled to _______ (__) parking spaces.

12.   TENANT'S LIABILITY INSURANCE

      12.1 For the mutual benefit of Landlord and Tenant, Tenant, at Tenant's sole expense, shall during the Term of this Lease cause to be issued and maintained public liability and automobile insurance in the sum of at least five hundred thousand dollars ($500,000.00) for injury to or death of one person, and one million dollars ($1,000,000.00) for injury to or death of more than one person in any one accident, insuring that Tenant against liability for injury and/or death occurring in or on the Leased Space or the common areas. Landlord shall be named as an additional insured and the

                                                          Agreement No._________


            policy shall contain cross-liability endorsements. Tenant shall maintain all such insurance in full force and effect during the entire Term of this Lease and shall pay all premiums for the insurance. Evidence of insurance and of the payment of premiums shall be delivered to Landlord upon request.

      12.2 All insurance required under this Lease shall be issued by insurance companies authorized to do business in California and having a policyholder rating of at least "A". Each policy shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Landlord before cancellation or any change in coverage, scope, or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the Term, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration date of any policy.

      12.3 Tenant shall provide and maintain at its own expense during the Term of this Lease, or any renewals thereof, workers compensation insurance in amounts required by applicable state laws.

      12.4 If, at any time during the Term, Tenant should fail to secure or maintain the foregoing insurance, Landlord shall be permitted but not required to obtain such insurance in Tenant's name or as the agent of Tenant and shall be compensated by Tenant for the cost of the insurance premiums. Provided that, prior to purchasing the insurance, Landlord shall provide Tenant with notice of its default and ten (10) days in which to correct the default. Tenant shall pay Landlord interest on paid insurance premiums at the rate of prime plus three percent (3%) per annum with such rate not to exceed eighteen percent (18%) per annum computed from the date written notices are received that the premiums have been paid.

      12.5 The parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by the standard form of "all risk-extended coverage" casualty insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional cost, then the party obtaining such insurance shall immediately notify the other party of that fact.

                                                          Agreement No._________


      12.6 Proceeds from any such policy or policies shall be payable to Landlord, Tenant, and mortgagee, if any, as their interests may appear, who shall use such proceeds to make repairs as provided below.

      12.7 Notwithstanding the fact that any liability of Tenant to Landlord may be covered by Tenant's insurance, Tenant's liability shall in no way be limited by the amount of insurance recovery.

13.   INSURANCE FOR TENANT'S PERSONAL PROPERTY

      Tenant agrees at all times during the Term of this Lease to keep, at Tenant's sole expense, all of Tenant's personal property, including trade fixtures and equipment that may be on or in the Leased Space from time to time, insured against loss or damage by fire and/or theft in an amount that will ensure the ability of Tenant to fully replace the personal property, trade fixtures, and equipment.

14.   LIABILITY INSURANCE

      14.1 Landlord's Liability Insurance. Landlord shall obtain and keep in force during the Term of this Lease a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage Insurance, plus coverage against such other risks Landlord deems advisable from time-to-time, insuring Landlord, but not Tenant, against liability arising out of the ownership, use, occupancy or maintenance of the Building.

      14.2 Tenant's Liability Insurance. For the mutual benefit of Landlord and Tenant, Tenant shall, during the Term of this Lease, cause to be issued and maintained, public liability insurance in the sum of at least five hundred thousand dollars ($500,000.00) for injury to or death of one person, and one million dollars ($1,000,000.00) for injury to or death of more than one person in any one accident, insuring Tenant against liability for injury and/or death occurring in or on the Leased Space or the common areas. Landlord shall be named as an additional insured and the policy shall contain cross-liability endorsements. Tenant shall maintain all such insurance in full force and effect during the entire Term of this Lease and shall pay all premiums for the insurance. Proof of insurance and of the payment of premiums shall be delivered to Landlord upon request.

15.   LANDLORD'S PROPERTY INSURANCE

      15.1 Landlord shall obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Building, but not Tenant's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Landlord deems advisable or may be

                                                          Agreement No._________


            required by a lender having a lien on the Building. In addition, Landlord shall obtain and keep in force, during the Term of this Lease, a policy of rental value insurance covering a period of one
            (1) year, with loss payable to Landlord. Tenant will not be named in any such policies by Landlord and shall have no right to any proceeds therefrom. The policies required by these Paragraphs 14 and 15 shall contain such deductibles as Landlord or the aforesaid lender may determine. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord. Tenant shall pay the entirety of any increase in the property insurance premium for the Building over what it was immediately prior to the commencement of the Term of this Lease if the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.

      15.2 The obligation to pay for increase in the property insurance premium for the Building shall not apply to the extent such increase is caused by a shift of the Building to a rental property occupied by tenants unaffiliated with Landlord.

16.   NO REPRESENTATION OF ADEQUATE COVERAGE

      Landlord makes no representation that the limits or forms of coverage of insurance specified in Paragraph 12, above, are adequate to cover Tenant's property or obligations under this Lease.

17.   INDEMNIFICATION

      17.1 Landlord shall not be liable to Tenant, and Tenant hereby waives any and all claims against Landlord, for any injury or damage to any person or property in or about the Leased Space or any part of the Leased Space by or from any cause whatsoever, except injury or damage to Tenant resulting from the negligence or willful misconduct of Landlord or Landlord's authorized agents.

      17.2 Tenant shall hold Landlord harmless from and indemnify Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever (1) occurring in, on, or about the Leased Space or any part of it; and (2) occurring in, on, or about the common areas of the Building when that injury or damage was caused in part or in whole by the act or omission of Tenant, its agents, servants, employees, or invitees.

      17.3 The indemnity obligations of Tenant under this paragraph shall survive the expiration or earlier termination of the Term of this Lease.

      17.4 Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises or the

                                                          Agreement No._________


            Building, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Building, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible, Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or user of the Building, nor from the failure of Landlord to enforce the provisions of any other lease of any other tenant of the Building.

      17.5 Notwithstanding the foregoing terms of this paragraph, Landlord shall not be exempt from liability for damage or injury to the extent such damage or injury is caused by Landlord's negligence or a breach by it of its obligations under this Lease.

18.   DAMAGE OF LEASED SPACE OR BUILDING

      18.1  Definitions

            (a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

            (b) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the building.

            (c) "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

            (d) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in Paragraphs 12 through 15, above. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

            (e) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by Tenant.

      18.2  Premises Damage; Premises Building Partial Damage

                                                          Agreement No._________


            (a) Insured Loss: Subject to the provisions of Paragraphs 18.4 and 18.5, below, if at any time during the Term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Landlord shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Landlord's expense, repair such damage (but not Tenant's fixtures, equipment or tenant improvements originally paid for by Tenant) to its condition existing at the time of the damage and this Lease shall continue in full force and effect.

            (b) Uninsured Loss: Subject to the provisions of Paragraphs 18.4 and 18.5, below, if at any time during the Term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense) provided, however, that Tenant shall only be obligated to pay for the cost of repairs to the extent such cost exceeds insurance proceeds actually received by the Landlord and Landlord has used reasonable efforts to collect such proceeds which damage prevents Tenant from making any substantial use of the Premises, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect; or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage. However, if Tenant at its option is willing to pay the cost of repairs in excess of the insurance proceeds actually received by Landlord, Landlord shall not be permitted to terminate the Lease, provided Tenant pays such excess amount or provides such other reasonable security therefor to Landlord prior to the commencement of the repairs or restoration

      18.3 Premises Building Total Destruction; Office Building Project Total Destruction

            Subject to the provisions of Paragraphs 18.4 and 18.5, below, if at any time during the Term of this Lease there is damage, whether or not it is an Insured Loss, which results in the Premises Building Total Destruction, then Landlord may at Landlord's option either (i) repair such damage or destruction as soon as reasonably possible at Landlord's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Tenant's fixtures, equipment or tenant improvements, and this Lease shall continue in full force

                                                          Agreement No._________


            and effect; or (ii) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage. In the event the repair by Landlord would require more than one hundred eighty (180) days, Tenant at its option may terminate the Lease by giving written notice to the Landlord within thirty
            (30) days after the date of the occurrence of the Premises Building Total Destruction.

      18.4  Damage Near End of Term

            (a) Subject to Paragraph 18.4(b), below, if at any time during the last nine (9) months of the Term of this Lease there is substantial damage to the Premises, Landlord may at Landlord's option cancel and terminate this Lease as of the date of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

            (b) Notwithstanding Paragraph 18.4(a), above, in the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last nine (9) months of the Term of this Lease. If Tenant duly exercises such option during said twenty (20) day period, Landlord shall, at Landlord's expense, repair such damage, but not Tenant's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option during said twenty (20) day period, then Landlord may at Landlord's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Tenant of Landlord's election to do so within ten
                  (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary. Notwithstanding anything to the contrary in this Lease: Tenant shall have the right to exercise its option to extend the Term of this Lease, if there is a Premises Building Total Destruction within the last twelve (12) months of the Term or any extended term.

      18.5  Abatement of Rent; Tenant's Remedies

            (a) In the event Landlord repairs or restores the Building or Premises, pursuant to the provisions of this Paragraph 18, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the Rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of

                                                          Agreement No._________


                  Tenant; and (2) such abatement shall only be to the extent of the actual proceeds received by Landlord under any rental value insurance required to be maintained by Landlord under this Lease and only to the extent such proceeds are allocable in Landlord's reasonable judgment to the Premises. Except for said abatement of Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

            (b) If Landlord shall be obligated to repair or restore the Premises or the Building, under the provisions of this Paragraph 18, and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Landlord shall not complete the restoration and repair within six (6) months after such occurrence, Tenant may at Tenant's option cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

            (c) Tenant agrees to cooperate with Landlord in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

      18.6  Termination -- Advance Payments

            Upon termination of this Lease, pursuant to this Paragraph 18, an equitable adjustment shall be made concerning advance Rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

      18.7  Waiver

            Landlord and Tenant waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

19.   CONDEMNATION

      19.1 If all or any part of the Leased Space is taken by any public or quasi-public agency or entity under the power of eminent domain during the Term of this Lease;

            (a) Either Landlord or Tenant may terminate this Lease by giving the other ten (10) days written notice of termination; provided, however, that Tenant cannot terminate this Lease unless the portion of the Leased Space taken by eminent domain is so extensive as to render the

                                                             Agreement No. _____

                  remainder of the Leased Space useless for the uses permitted by this Lease.

            (b) If only a portion of the Leased Space is taken by eminent domain and neither Landlord nor Tenant terminates this Lease, the Rent thereafter payable under this Lease shall be equitably reduced by the same percentage that the floor area of the portion taken by eminent domain bears to the floor area of the entire Leased Space.

      19.2 If any portion of the Building other than the Leased Space is taken by eminent domain, Landlord may, at its option, terminate this Lease by written notice to Tenant.

      19.3 Any and all damages and compensation awarded or paid because of a taking of the Leased Space or the Building shall belong to Landlord, and Tenant shall have no claim against Landlord or the entity exercising eminent domain power for the value of the unexpired Term of this Lease or any other right arising from this Lease.

      19.4 Nothing in this paragraph shall preclude Tenant from filing a separate claim against the condemning authority for the undepreciated value of its leasehold improvements and relocation expenses provided that any award to Tenant will not result in a diminution of any award to Landlord.

20.   ASSIGNMENT AND SUBLETTING

      Tenant shall not encumber, assign, or otherwise transfer this Lease, any right or interest in this Lease, or any right or interest in the Leased Space without first obtaining the express prior written consent of Landlord. Furthermore, Tenant shall not sublet the Leased Space or any part of it or allow any other persons, other than Tenant's employees and agents, to occupy or use the Leased Space or any part of it without the prior, written consent of Landlord. A consent by Landlord to one assignment subletting or occupation and use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, or occupation and use by another person. Any encumbrance, assignment, transfer, or subletting without the prior written consent of Landlord, whether voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Landlord, terminate this Lease. The consent of Landlord to any assignment of Tenant's interest in this Lease or the subletting by Tenant of the Leased Space shall not be unreasonably withheld.

21.   FACILITY SECURITY

      Tenant has been informed that Landlord's facility is a secure facility which conducts classified work for the United States Government. Tenant agrees to abide by Landlord's security policies and procedures, including the wearing of Landlord issued identification badges by all employees and visitors and to adhere to the provisions of the Landlord's Technology Control Plan ("TCP"). Copies of these policies, procedures, and plans are available in Landlord's security office.

                                                          Agreement No._________


22.   ACTS CONSTITUTING BREACH BY TENANT

      At a minimum, the acts or omissions listed in this paragraph constitute a default under and a breach of this Lease by Tenant.

      22.1 The nonpayment of Rent or Additional Rent when due, when the nonpayment continues for ten (10) days after written notice to pay or surrender possession of the Leased Space has been given by Landlord to Tenant;

      22.2 A failure to perform any provision, covenant, or condition of this Lease other than one for the payment of Rent, when that failure is not cured within thirty (30) days after written notice of the specific failure is given by Landlord to Tenant, or such longer time as may reasonably be required to cure the default provided, however, that Tenant has notified Landlord that it will require additional time to cure the default and has taken substantial steps towards curing the default in order not to be considered in breach of this Lease.

      22.3 The breach of this Lease and abandonment of the Leased Space before expiration of the Term of this Lease;

      22.4 A receiver is appointed to take possession of all or substantially all of Tenant's assets, when the seizure is not discharged within ten (10) days;

      22.5  Tenant makes a general assignment for the benefit of creditors;

      22.6 The execution, attachment, or other judicial seizure of substantially all of Tenant's assets, when the seizure is not discharged within ten (10) days; or

      22.7 The filing by or against Tenant of a petition to have Tenant adjudged or a petition for reorganization or arrangement under the federal bankruptcy law unless, in the case of a petition filed against Tenant, it is dismissed within ten (10) days.

23.   LANDLORD'S REMEDIES

      23.1 If Tenant breaches or is in default under this Lease, Landlord, shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from
            Tenant:

            (a) The worth at the time of award of all unpaid Rent which had been earned at the time of termination;

            (b) The worth at the time of award of the amount by which all unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                                                          Agreement No._________


            (c) The worth at the time of award of the amount by which all unpaid Rent for the balance of the Term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

            (d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b), above, shall be computed by allowing interest at the maximum annual interest rate of prime plus three percent (3%), but not to exceed eighteen percent (18%). The "worth at the time of award" of the amount referred to in clause (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

      23.2 Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all Rent and Additional Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Leased Space or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant. In addition to all other rights and remedies it may have, Landlord shall have all of the rights and remedies of a landlord under Section 1951.4 of the California Civil Code which reads, in part:

               "The lessor has the remedy described in California Civil Code
               Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)."

      23.3 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

      23.4 All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of Rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary

                                                          Agreement No._________


            incidental costs shall be deemed Additional Rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the annual interest rate of prime plus three percent (3%), but not to exceed eighteen percent (18%) per annum. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of Rent.

      23.5 If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

24.   DEFAULT BY TENANT

      Tenant shall not be in default unless Tenant fails to perform obligations required of Tenant within a reasonable time, but in no event later than thirty (30) days after written notice by Landlord to Tenant and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Landlord in writing, specifying wherein Tenant has failed to perform such obligation; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for performance then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. If Tenant fails to perform or commence performance as required by this paragraph within the thirty (30) days, then Tenant shall have the right to either terminate this Lease, effective upon the expiration of the thirty
      (30) days, or to cure said default. Tenant shall upon presentation of paid receipts by Landlord pay to Landlord its reasonable expenses associated with said cure.

25.   TERMINATION NOTICE

      25.1 Either Landlord or Tenant may terminate this Lease with or without cause upon giving written notice at least sixty (60) days before the effective date of the termination to the other party. No act of Landlord, including but not limited to Landlord's entry on the Leased Space or efforts to relet the Leased Space, or the giving by Landlord to Tenant of a notice of default, shall be construed as an election to terminate this Lease unless a written notice of Landlord's election to do so is given to Tenant.

      25.2 No act of Landlord, including but not limited to Landlord's entry on the Leased Space or efforts to relet the Leased Space, or the giving by Landlord to Tenant of a notice of default, shall be construed as an election to terminate this Lease unless a written notice of Landlord's election to do so is given to Tenant.

                                                          Agreement No._________


26.   TENANT HOLDOVER

      26.1 With Landlord Consent. If Tenant continues, with the knowledge and written consent of Landlord obtained at least thirty (30) days prior to the expiration of the Term of this Lease, to remain in the premises after the expiration of the Term of this Lease, then and in that event, Tenant shall, by virtue of this holdover agreement, become a tenant by the month at the Rent stipulated by Landlord in said holdover agreement, commencing said monthly tenancy with the first day next after the end of the Term above demised. Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit said premises. Tenant shall be entitled to thirty
            (30) days written notice to quit said premises, except in the event of nonpayment of Rent in advance or of the breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived.

      26.2 Without Landlord Consent. In the event that Tenant, without the consent of Landlord, shall hold over the expiration of the Term hereby created, then Tenant hereby waives all notice to quit and agrees to pay to Landlord for the period that Tenant is in possession after the expiration of this Lease, a monthly Rent which is one and one-half times the total Rent (Rent, as stipulated in Paragraph 2, above, plus Additional Rent) applicable to the last month of this Lease. Tenant expressly agrees to hold Landlord harmless from all loss and damages, direct and consequential, which Landlord may suffer in defense of claims by other parties against Landlord arising out of the holding over by Tenant, including without limitation attorneys' fees which may be incurred by Landlord in defense of such claims. Acceptance of Rent as defined by this paragraph by Landlord subsequent to the expiration of the Term of this Lease, shall not constitute consent to any holding over. Landlord shall have the right to apply all payments received after the expiration date of this Lease or any renewal thereof toward payment for use and occupancy of the premises subsequent to the expiration of the Term and toward any other sums owed by Tenant to Landlord. Landlord, at its option, may forthwith re-enter and take possession of said premises without process, or by any legal process in force. Notwithstanding the foregoing, Tenant's holdover without Landlord consent due to acts of God, riot, or war shall be at the total Rent applicable to the last month of the term for the duration of the condition (but not to exceed ten (10) days), but such continued occupancy shall not create any renewal of the Term of this Lease or a tenancy from year-to-year, and Tenant shall be liable for any loss and damages suffered by Landlord as described above.

27.   QUIET ENJOYMENT

      So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the Term herein granted, peacefully and quietly have and enjoy possession of the premises without any encumbrance or

                                                          Agreement No._________


      hindrance by, from or through Landlord, except as provided for elsewhere under this Lease. Nothing in this paragraph shall prevent Landlord from performing alterations or repairs on other portions of the building not leased to Tenant, nor shall performance of such alterations or repairs be construed as a breach of this covenant by Landlord.

28.   WAIVER OF JURY TRIAL

      Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other one or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the demised premises, and/or any claim of "injury or damage."

29.   LIMITATION OF LIABILITY

      Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

30.   PRONOUNS AND DEFINITIONS

      30.1 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in the neuter form.

      30.2 Wherever the word "premises" or "demised premises" is used in this Lease, it shall refer to the Leased Space as defined herein, unless the context clearly requires otherwise.

31.   WAIVER OF BREACH

      Landlord's waiver of any breach by Tenant shall not be effective unless in writing. The waiver by Landlord of any breach by Tenant of any of the provisions of this Lease shall not constitute a continuing waiver or a waiver of any subsequent default or breach by Tenant either of the same or a different provision of this Lease.

31.   NOTICES

      31.1 Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this Lease or by law to be served on or given to either party to this Lease by the other party shall be in writing, and shall be deemed duly served and given when personally delivered to the party to whom it is directed or the below identified representative of the party or designee or, in lieu of personal service, when

                                                          Agreement No._________


            deposited in the United States mail, certified mail, return receipt requested, postage prepaid, addressed to Landlord at 333 Ravenswood Avenue, Menlo Park, California 94025 or to Tenant at 333 Ravenswood Avenue, Menlo Park, California 94025. Any notice properly addressed and given by United States certified mail, postage prepaid, return-receipt requested, shall be deemed given three (3) business days after such notice is deposited in the United States mail. Either party may change its address for purposes of this paragraph by giving written notice of the change to the other party in the manner provided in this paragraph.

      31.2 For purposes of all communications to occur during the Term of this Lease, the parties initially have identified the following representatives:

                 Landlord's Representative              Tenant's Representative
                 _________________________              _______________________
                       Thomas Little                        ______________
            Corporate Director, Support Operations      ______________________

            The parties may, upon notice given as required by this Lease, change their designated representative.

33.   ATTORNEYS' FEES

      If any litigation is commenced between the parties to this Lease concerning the Leased Space, this Lease, or the rights and duties of either in relation to the Leased Space or the lease, the party prevailing in that litigation shall be entitled, in addition to any other relief granted, to a reasonable sum as and for its attorneys' fees in litigation, which sum shall be determined by the court in that litigation.

34.   BINDING ON HEIRS AND SUCCESSORS

      This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties, but nothing in this paragraph shall be construed as a consent by Landlord to any assignment of this Lease or any interest therein by Tenant.

35.   TIME OF ESSENCE

      Time is expressly declared to be of the essence in this Lease.

36.   SOLE AND ONLY AGREEMENT

      This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Leased Space or the leasing of the Leased Space to Tenant, and sets forth the obligations of Landlord and Tenant to each other as of its date. Any agreements or representations respecting the Leased Space or their leasing by Landlord to Tenant not expressly set forth in this instrument or an amendment hereto executed by both parties are null and void.

                                                          Agreement No._________


37.   CONSENT

      Whenever this Lease requires an approval, consent, designation, determination or judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgment shall be reasonable, shall not be unreasonably withheld or delayed unless otherwise indicated herein, and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

38.   BROKERS

      Each party represents that it has not had dealings with any real estate broker, finder or other person, with respect to this Lease. Landlord shall indemnify and hold Tenant harmless from all liability and damages resulting from any claims that may be asserted against Landlord and/or Tenant by any broker, finder or other person with whom the Landlord or its agents or employees has, or purportedly has, dealt. Tenant shall indemnify and hold Landlord harmless from all liability or damages resulting from any claims that may be asserted against Landlord and/or Tenant by any broker, finder or other person with whom the Tenant or its agents or employees has, or purportedly has dealt.

39.   MISCELLANEOUS

      39.1 This Lease shall be governed by and construed in accordance with the laws of the State of California, other than the law regarding conflicts of laws.

      39.2 Should any provision of this Lease be held to be void, invalid, or inoperative, the remaining provisions of this Lease shall not be affected and shall continue in effect as though such provisions were deleted.

      39.3 Neither party shall be deemed in default of this Lease to the extent that performance of their obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortages of materials or supplies, or any other cause beyond the control of such party ("Force Majeure") provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen
            (15) days of discovery thereof and uses its best efforts to cure the delay. In the event of such Force Majeure, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure or three (3) months, whichever is shorter.

      39.4 This Lease may be executed in duplicate counterparts, each of which will be deemed to be an original but both of which together will constitute one and the same instrument.

EXECUTED on ______________, ____, at Menlo Park, San Mateo County, California.

SRI INTERNATIONAL                   TENANT

                                                          Agreement No._________


By: _____________________________       By: ________________________________

Name: ___________________________       Name: ______________________________

Title: __________________________       Title: _____________________________

                                                          Agreement No._________


                               EXHIBIT A TO LEASE


                                  LEASED SPACE

                                                          Agreement No._________


                               EXHIBIT B TO LEASE

                         BUILDING RULES AND REGULATIONS

B.1 Halls and Stairways. Tenants shall not loiter in the halls and entryways, nor permit their employees or patrons to loiter in the halls and entryways, and shall not obstruct in any way the entryways, passages, stairways, elevators, and halls of the Building or use them for any other purpose than ingress and egress to and from their respective offices.

B.2 Signs. No sign, placard, picture, name advertisement, or notice visible from outside a Tenant's premises shall be displayed in or on the Building without the express written consent of Landlord, and Landlord may remove, at the expense of Tenant, any sign, placard, picture, name, advertisement, or notice so displayed. Landlord shall prepare and install signs identifying Tenant's location at Tenant's expense.

B.3 Locks and Keys. Tenant shall not change or alter any lock without Landlord's prior written consent. No additional lock or locks shall be placed on any door in the Leased Space by Tenant without the prior written consent of Landlord. Tenant shall receive, without cost, two (2) keys to each door having a lock in Tenant's Leased Space. If Tenant desires extra keys to any door, Tenant must obtain them from Landlord and Landlord may impose a reasonable charge for them.

B.4 Wiring and Electricity. Wiring of any kind shall be introduced in the Building and connected only as directed by Landlord, and no boring or cutting for wires will be allowed except with the prior consent of Landlord. The location of all telephones and call boxes affixed to the Building shall be prescribed by Landlord.

B.5 Connection of Machinery. Tenant shall not connect any apparatus, machinery, or device to the electric wires, water, or air pipes of the Building without the consent of Landlord.

B.6 Moving Furniture and Equipment. Landlord shall prescribe the permissible times for moving equipment and furniture into the Building and Tenant's Leased Space. Tenant shall give Landlord at least twenty-four (24) hours' advance notice of the time Tenant intends to move furniture or equipment into Tenant's Leased Space. Landlord shall not be liable for any damage or loss caused by the moving of the furniture or equipment, and any damage to Building or Leased Space caused by the moving furniture or equipment shall be repaired by Landlord at Tenant's expense.

B.7 Obstructing Light. The glass doors, windows, lights, and skylights admitting light into the halls and other common areas of the Building shall not at any time be covered or obstructed by Tenant.

B.8 Landlord's Office and Employees. Any request of Tenant for service or any other matter connected with the Building must be made to and at the SRI Facilities department in Building 303, (650) 859-2222, Monday through Friday during

                                                          Agreement No._________


      regular business hours. In the event of an emergency during off-hours, Tenant shall contact SRI Security, Building E, (650) 859-2900.

B.9 Locking of Entrance Doors. All entrance and exit doors of the Building shall be open and unlocked by Landlord during the following hours:

         Monday through Friday, from 6:30 a.m. to 6:00 p.m. At all other times, including all national holidays, all entrance and exit doors shall be locked.

B.10 Entry After Building Closed. Any person entering or leaving the Building at any time when its entrance and exit doors are closed and locked may be questioned about his or her business in entering or leaving the Building, and may be required to sign the Building register by security personnel. Any person not satisfying the security personnel that he or she has a right to enter the Building may be excluded from the Building.

      Tenant shall notify Landlord's Security Department any time Tenant or its employees will perform hazardous chemical operations outside of normal business hours. Tenant must provide notice prior to commencement of the operation and at its conclusion.

B.11 Removal of Persons. Landlord reserves the right to exclude and expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of any intoxicating beverage or drug or who in any manner violates any of these rules and regulations or creates, in the judgment of Landlord, a disturbance in the Building.

B.12 No Canvassing or Soliciting. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall promptly report to Landlord any person found by him or her to be canvassing, soliciting or peddling in the Building.

B.13 No Smoking. Tenant acknowledges that Landlord operates a nonsmoking facility and that smoking is not permitted in or on the Premises at any time. Tenant shall not allow its employees, guests or invitees to smoke in or on the Premises at any time.

B.14 Further Rules and Regulations. Landlord reserves the right to amend these rules and regulations and to make any other and further rules and regulations for the Building that, from time-to-time in the reasonable judgment of Landlord, are required for the orderly and safe conduct of Building operations.

B.15 Pets/Animals on Premises. Except for seeing eye dogs or other handicap assist trained animals, no pets or animals are permitted in or on the Premises. Tenant shall not allow its employees, guests or invitees to bring animals in the Building or on the Premises at any time.